Exhibit 5.2

September 20, 2017

American Midstream (AlaTenn), LLC

American Midstream (Alabama Gathering), LLC

American Midstream (Alabama Intrastate), LLC

American Midstream (Tennessee River), LLC

Blackwater Georgia, L.L.C.

Blackwater New Orleans, L.L.C.

Blackwater Midstream Corp., a Nevada Corporation

2103 CityWest Boulevard

Building 4, Suite 800

Houston, Texas 77042

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you at the direction of the AL, GA, LA and NV Subsidiaries (defined below).

We have acted (i) as special Alabama counsel for American Midstream (AlaTenn), LLC, an Alabama limited liability company (“AlaTenn”), American Midstream (Alabama Gathering), LLC, an Alabama limited liability company (“Alabama Gathering”), American Midstream (Alabama Intrastate), LLC, an Alabama limited liability company (“Alabama Intrastate”), American Midstream (Tennessee River), LLC, an Alabama limited liability company (“Tennessee River”, together with AlaTenn, Alabama Gathering, and Alabama Intrastate, collectively, the “Alabama LLC Subsidiaries”), (ii) as special Georgia counsel for Blackwater Georgia L.L.C., a Georgia limited liability company (the “Georgia LLC Subsidiary”), (iii) as special Louisiana counsel for Blackwater New Orleans L.L.C., a Louisiana limited liability company (the “Louisiana LLC Subsidiary”, and together with the Alabama LLC Subsidiaries and the Georgia LLC Subsidiary, each an “LLC Subsidiary” and collectively the “LLC Subsidiaries”), and (iv) as special Nevada counsel for Blackwater Midstream Corp., a Nevada Corporation (the “Nevada Subsidiary”, together with the LLC Subsidiaries, each an “AL, GA, LA and NV Subsidiary” and collectively, the “AL, GA, LA, and NV Subsidiaries”), in connection with the proposed guarantee from each of the AL, GA, LA and NV Subsidiaries, along with the other guarantors under the Indenture dated December 28, 2016 (as supplemented, the “Indenture”) by and among American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and American Midstream Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), the AL, GA, LA and NV Subsidiaries, as guarantors, along with the other guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, of $300,000,000 in aggregate principal amount of 8.50% Senior Notes due 2021 (the “Exchange Notes”) to be issued by the Issuers in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”) under the

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Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuers under the Exchange Notes will be guaranteed by the AL, GA, LA and NV Subsidiaries (the “Guarantees”, together with the Indenture, collectively, the “Transaction Documents”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture. Except as otherwise defined herein, terms defined in the Indenture are used herein as therein defined.

In arriving at the opinions expressed below, we have examined and relied on an original or copy, identified to our satisfaction, of the Transaction Documents. In addition, we have examined such other documents, certificates from officers and representatives of the AL, GA, LA and NV Subsidiaries and company records (collectively, the “Other Documents”) and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. As to facts material to our opinion, we have made no independent investigation of such facts and have relied on such certificates from officers and representatives of the AL, GA, LA and NV Subsidiaries, and from public officials, as we have deemed necessary or appropriate for the basis of this opinion. In making the foregoing examinations, we have assumed without independent investigation, that, as to the factual matters, all representations and warranties and other factual statements made in the certificates from officers and representatives of the AL, GA, LA and NV Subsidiaries and from public officials, the Transaction Documents and Other Documents were and are true, correct and complete in all material respects, and we made no independent investigation of such matters. We have assumed that any representation or statement qualified by “the knowledge” of the party making such representation or statement, or by similar qualification, is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, or does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement. Moreover, to the extent that any of the Other Documents is governed by the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion, our opinion relating to those Other Documents is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Other Documents.

In rendering the opinions herein set forth, we have assumed, with your permission and without independent investigation on our part, the following:

(i)    each of the Other Documents has been duly authorized, executed and delivered by each of the parties thereto, that each such party has the requisite power and authority to execute, deliver and perform the Other Documents and that the Other Documents constitute the legal, valid and binding obligation of each such party thereto enforceable against it in accordance with its terms;

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(ii)    the Transaction Documents have been duly authorized by each of the parties thereto (other than the AL, GA, LA and NV Subsidiaries), that each such party (other than the AL, GA, LA and NV Subsidiaries) has the requisite power and authority to execute, deliver and perform the Transaction Documents to which it is a party, that the Transaction Documents have been duly executed and delivered by each of the parties thereto (other than the AL, GA, LA and NV Subsidiaries), and that the Transaction Documents constitute the legal, valid and binding obligations of each party thereto enforceable in accordance with their terms;

(iii)    the legal capacity of natural persons;

(iv)    that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion do not affect the terms of the Transaction Documents;

(v)     there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or affect the interpretation of the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder;

(vi)    that each party to the Transaction Documents has received adequate consideration under applicable law for its execution and delivery thereof; and

(vii)    all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the authentic original documents, all signatures on all documents submitted to us for examination are genuine, the Transaction Documents will be executed in the form reviewed, and all public records reviewed are accurate and complete.

Based upon the foregoing and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the following opinion as of the date hereof:

1.     (a)    AlaTenn is a limited liability company validly existing and in good standing under the laws of the State of Alabama. This opinion is based solely upon the certificates issued by the Secretary of State of the State of Alabama dated September 13, 2017, and Alabama Department of Revenue dated September 15, 2017, respectively, and such opinion is limited to the meaning ascribed to such certificates.

(b)    Alabama Gathering is a limited liability company validly existing and in good standing under the laws of the State of Alabama. This opinion is based solely upon the certificates issued by the Secretary of State of the State of Alabama dated September 13, 2017, and Alabama Department of Revenue dated September 15, 2017, respectively, and such opinion is limited to the meaning ascribed to such certificates.

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(c)    Alabama Intrastate is a limited liability company validly existing and in good standing under the laws of the State of Alabama. This opinion is based solely upon the certificates issued by the Secretary of State of the State of Alabama dated September 13, 2017, and Alabama Department of Revenue dated September 15, 2017, respectively, and such opinion is limited to the meaning ascribed to such certificates.

(d)    Tennessee River is a limited liability company validly existing and in good standing under the laws of the State of Alabama. This opinion is based solely upon the certificates issued by the Secretary of State of the State of Alabama dated September 13, 2017, and Alabama Department of Revenue dated September 15, 2017, respectively, and such opinion is limited to the meaning ascribed to such certificates.

(e)    The Nevada Subsidiary is a corporation validly existing and in good standing under the laws of the State of Nevada. This opinion is based solely upon the certificate issued by the Secretary of State of the State of Nevada dated September 13, 2017, and such opinion is limited to the meaning ascribed to such certificate.

(f)    The Georgia LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Georgia. This opinion is based solely upon the certificate issued by the Secretary of State of the State of Georgia dated September 20, 2017, and such opinion is limited to the meaning ascribed to such certificate.

(h)    The Louisiana LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Louisiana. This opinion is based solely upon the certificate issued by the Secretary of State of the State of Louisiana dated September 13, 2017, and such opinion is limited to the meaning ascribed to such certificate.

2.     AlaTenn:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

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3.     Alabama Gathering:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

4.     Alabama Intrastate:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

5.     Tennessee River:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

6.     The Georgia LLC Subsidiary:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

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(c)    has duly executed and delivered the Transaction Documents to which it is a party.

7.     The Louisiana LLC Subsidiary:

(a)    has the limited liability company power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party;

(b)    has taken the limited liability company action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

8.     The Nevada Subsidiary:

(a)    has the corporate power and authority to execute, deliver, and perform its agreements under the Transaction Documents to which it is a party and to consummate the Transactions;

(b)    has taken the corporate action necessary to authorize the execution and delivery of, and performance of its agreements in, the Transaction Documents to which it is a party and to consummate the Transactions; and

(c)    has duly executed and delivered the Transaction Documents to which it is a party.

The opinions set forth above are subject in all respects to the following qualifications, exceptions, assumptions and limitations:

(a)    For purposes of our opinion, “Applicable Laws” means those laws of the United States of America and the States of Alabama, Georgia, Louisiana and Nevada and the rules and regulations adopted thereunder, which a lawyer exercising professional judgment would reasonably be expected to recognize as being applicable to transactions of the type contemplated by the Transaction Documents. Furthermore, the term “Applicable Laws” does not include, and we express no opinion with regard to any: (i) statutes, administrative decisions, ordinances, rules and regulations of any political subdivision

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(whether at the state, regional or local level), (ii) statutes, laws, rules and regulations relating to: (A) pollution or protection of the environment, (B) zoning, land use, building or construction, (C) occupational, safety and health or other similar matters, (D) labor, employee rights and benefits, including the Employment Retirement Income Security Act of 1974, as amended, (E) the regulation of utilities, or matters pertaining to the acquisition, transaction, transportation, storage, or use of energy sources used in connection therewith or generated thereby, (F) antitrust, unfair competition and trade, including but not limited to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (G) taxation, (H) copyright, patent and trademark, (I) securities, including the issuance and sale thereof, (J) anti-fraud provisions under applicable securities laws, (K) usury, (L) fiduciary duty requirements, (M) fraudulent transfer or fraudulent conveyance, and (N) racketeering; (iii) the Foreign Corrupt Practices Act; and (iv) the Uniting and Strengthening America by Producing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, and in each case with respect to each of the foregoing, (X) as construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (Y) as in effect in any jurisdiction, (Z) including, without limitation, any and all authorizations, permits, consents, applications, license, approvals, filings, registrations, publications, exemptions and the like required by any of them.

(b)    The opinions expressed herein are as of the date hereof or, to the extent a reference to a certificate or Other Document is made herein, to such date only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention, or any amendment to the Transaction Documents that may hereafter become effective, or any change in law that may hereafter occur or become effective.

(c)    With respect to references herein to “known to us”, “to our knowledge ”, “to the best of our knowledge” or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge of those attorneys of this firm who have devoted substantive attention to representing the AL, GA, LA and NV Subsidiaries. Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that during the course of our representation as special counsel to the AL, GA, LA and NV Subsidiaries no information has come to our attention inconsistent with such opinions. However, except as set forth herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the AL, GA, LA and NV Subsidiaries.

(d)    We do not assume responsibility for (i) the accuracy and completeness or fairness of any information of a factual nature; including, but not limited to, financial information furnished or representations and warranties contained in the Transaction

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Documents or the Registration Statement (which we have not reviewed) or (ii) the fulfillment, completion or performance of any covenants or agreements contained in the Transaction Documents. We have not passed upon any matters relating to the business affairs or condition (financial or otherwise) of the AL, GA, LA and NV Subsidiaries or any other person and no inference should be drawn that we have expressed any opinion on matters relating to the ability of the AL, GA, LA and NV Subsidiaries or any other party to the Transaction Documents to perform its obligations thereunder.

(e)    This opinion is limited to federal law and the laws of the States of Alabama, Georgia, Louisiana and Nevada.

This letter constitutes a legal opinion letter issued by our firm only as to the matters set forth above, and should not be construed as a guarantee, warranty or as any other type of document or instrument. In this regard, it is only our professional judgment as to the specific questions of law addressed, based on our professional knowledge and judgment at this time and is prepared and rendered in accordance with the standard of care applicable to opinion letters issued by law firms and/or lawyers located in the States of Alabama, Georgia, Louisiana and Nevada.

This opinion may not be quoted to, furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law, and in any event, as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process or as required by any regulatory authority), or relied upon by, any other person, including without limitation investors in making their investment decisions, without the prior written consent of Adams and Reese LLP. We hereby consent to the filing of this Opinion with the commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/S/ ADAMS AND REESE LLP

SCHEDULE I

Attached to and made a part of that certain Legal Opinion rendered by Adams and Reese LLP dated September 20, 2017, to American Midstream (AlaTenn), LLC, et al.

ORGANIZATIONAL DOCUMENTS

As used herein, the term (i) “Alabama Subsidiary Organizational Documents” shall mean, as applicable, the documents referenced below in items A through D, (ii) “Nevada Subsidiary Organizational Documents” shall mean the documents referenced below in items E, (iii) “Georgia Subsidiary Organizational Documents” shall mean, as applicable, the documents referenced below in item F, (iv) “Louisiana Subsidiary Organizational Documents” shall mean, as applicable, the documents referenced below in item G, and (v) “AL, GA, LA and NV Subsidiary Organizational Documents” shall mean collectively, as applicable, the Alabama Subsidiary Organizational Documents, the Georgia Subsidiary Organizational Documents, the Louisiana Subsidiary Organizational Documents, and the Nevada Subsidiary Organizational Documents.

A.	AlaTenn Organizational Documents

Articles of Organization dated October 11, 2002, as amended by Articles of Amendment to Articles of Organization dated November 6, 2009; and

Amended and Restated Limited Liability Company Agreement dated November 6, 2009, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement dated February 20, 2013 (collectively, the “AlaTenn Operating Agreement”).

B.	Alabama Gathering Organizational Documents

Articles of Organization dated October 11, 2002, as amended by Articles of Amendment to Articles of Organization dated November 6, 2009; and

Amended and Restated Limited Liability Company Agreement dated November 6, 2009, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement dated February 20, 2013 (collectively, the “Alabama Gathering Operating Agreement”).

C.	Alabama Intrastate Organizational Documents

Articles of Organization dated October 11, 2002, as amended by the Articles of Amendment to Articles of Organization dated October 27, 2009, as further amended by Articles of Amendment to Articles of Organization dated November 6, 2009; and

Amended and Restated Limited Liability Company Agreement dated November 6, 2009, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement dated February 20, 2013 (collectively, the “Alabama Intrastate Operating Agreement”).

D.	Tennessee River Organizational Documents

Articles of Organization dated October 11, 2002, as amended by Articles of Amendment to Articles of Organization dated November 6, 2009; and

Amended and Restated Limited Liability Company Agreement dated November 6, 2009, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement dated February 20, 2013 (collectively, the “Tennessee River Operating Agreement”).

E.	Nevada Subsidiary Organizational Documents

Third Amended and Restated Articles of Incorporation dated December 30, 2013; and

Amended and Restated Bylaws dated December 30, 2013 (the “Nevada Subsidiary Bylaws”).

F.	Georgia LLC Subsidiary Organizational Documents

Articles of Organization dated February 26, 2010; and

Limited Liability Company Agreement dated December 30, 2013 (the “Georgia LLC Subsidiary Operating Agreement”).

G.	Louisiana LLC Subsidiary Organizational Documents

Articles of Organization dated September 9, 2008; and

Limited Liability Company Agreement dated December 30, 2013 (the “Louisiana LLC Subsidiary Operating Agreement”).